EXHIBIT 10.1

AMENDED AND RESTATED

ARTICLES OF INCORPORATION

OF

MM CAN USA, INC.,

a California corporation

Adam Bierman and Andrew Modlin certify that:

(1)	They are the Chief Executive Officer & Secretary and President of MM CAN USA, Inc., a California Corporation (the “Corporation”).

(2)	The Articles of Incorporation of the Corporation are hereby amended and restated in full to read in their entirety as set forth in EXHIBIT A attached hereto, and EXHIBIT A attached hereto is hereby incorporated into this certificate by reference as if fully set forth herein.

(3)	Said Amended and Restated Articles of Incorporation have been duly approved by the Board of Directors of this Corporation (the “Board of Directors”).

(4)	Said Amended and Restated Articles of Incorporation have been duly approved by the required vote of the shareholders of the Corporation entitled to vote in accordance with the Articles of Incorporation of this Corporation and Sections 902 and 903 of the California Corporations Code. The total number of shares entitled to vote with respect to the foregoing Amended and Restated Articles of Incorporation was 1 share of Common Stock. The number of shares voting in favor of the Amended and Restated Articles of Incorporation equaled or exceeded the vote required. The percentage vote required was more than fifty percent (50%) of the outstanding shares of Common Stock.

The undersigned declare under penalty of perjury under the laws of the State of California that the matters set forth in the foregoing certificate are true and correct of their own knowledge.

Date: May 25, 2018	By:	/s/Adam Bierman
Adam Bierman
Chief Executive Officer & Secretary

Date: May 25, 2018	By:	/s/ Andrew Modlin
Andrew Modlin
President

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Exhibit A

AMENDED AND RESTATED

ARTICLES OF INCORPORATION

OF

MM CAN USA, INC.,

a California corporation

ARTICLE I

The name of this corporation is MM CAN USA, Inc.

ARTICLE II

The purpose of this Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code (“Code”).

ARTICLE III

(A) Authorized Capital. The Corporation is authorized to issue two classes of shares to be designated, respectively, “Class A Common Shares” and “Class B Common Shares” and collectively, the “Common Shares.” The total number of Common Shares which the Corporation is authorized to issue is 2,000,000,000 shares, each with a par value of $0.001 per share, consisting of 1,000,000,000 Class A Common Shares and 1,000,000,000 Class B Common Shares. The number of authorized shares of any of the Class A Common Shares or Class B Common Shares may be increased or decreased (but not below the number of shares then outstanding) by the affirmative vote of the Board of Directors and the holders of a majority of the voting power of all of the outstanding shares of the Corporation entitled to vote thereon. Effective upon the filing of these Amended and Restated Articles of Incorporation (the “Restated Articles”), and without any further action on the part of the Corporation or its stockholders, each issued share of Common Stock, $0.001 par value of the Corporation shall be reclassified as one fully paid and nonassessable Class B Common Share. In the event of a reclassification, consolidation, division, dividend of securities or other recapitalization of Pubco Shares, the Corporation and the holders of Class A Common Shares shall undertake all actions necessary and appropriate to maintain the same ratio between the number Pubco Shares and the number of Common Shares issued and outstanding immediately prior to such reclassification, consolidation, division, dividend of securities or other recapitalization of Pubco Shares, including, without limitation, effecting a reclassification, consolidation, division, dividend of securities or other recapitalization with respect to the Common Shares.

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(B) Class A Common Shares.

1.	General. The voting, dividend and liquidation rights of the holders of Class A Common Shares are subject to and qualified by the rights, powers and privileges of the holders of Class B Common Shares set forth in these Restated Articles.

2.	Dividend Rights. The holders of Class A Common Shares, together with holders of Class B Common Shares on a pro-rata basis, shall be entitled to receive, when and as declared by the Board of Directors, out of any assets of the Corporation legally available therefor, such dividends as may be declared from time to time by the Board of Directors.

3.	Voting Rights. Each holder of Class A Common Shares shall be entitled to the number of votes equal to the number of Class A Common Shares held. Holders of Class A Common Shares shall vote together with all other classes entitled to vote at any annual or special meeting of the shareholders and not as a separate class except as otherwise provided by law, and may act by written consent. Any action required or permitted by the Code to be taken at a shareholders’ meeting may be taken without a meeting, if shareholders holding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all of the shares entitled to vote thereon were present and voted consent to such action in writing.

4.	Liquidation. Upon the dissolution or liquidation of the Corporation, whether voluntary or involuntary, holders of Class A Common Shares, together with holders of Class B Common Shares on a pro-rata basis, will be entitled to receive all assets of the Corporation available for distribution to its stockholders.

5.	Redemption. Class A Common Shares are not subject to redemption by the Corporation.

(C) Class B Common Shares.

1. Voting Rights. Except as otherwise specifically provided by law, the holders of Class B Common Shares shall have no voting rights with respect to their Class B Common Shares and may not act by written consent.

2. Redemption and Exchange Rights.

a. Subject to the provisions set forth in this Article III(C), each holder of Class B Common Shares (other than Pubco) shall be entitled to cause the Corporation to redeem (a “Redemption”) its Class B Common Shares at any time. A holder of Class B Common Shares desiring to exercise its Redemption Right (the “Redeeming Holder”) shall exercise such right by giving written notice (the “Redemption Notice”) to the Corporation with a copy to Pubco. The Redemption Notice shall specify the number of Class B Common Shares (the “Redeemed Shares”), that the Redeeming Holder intends to have the Corporation redeem and a date (unless and to the extent that the Corporation in its sole discretion agrees in writing to waive such time periods) at least three Business Days in the future on which exercise of the Redemption Right shall be completed (the “Redemption Date”); provided that the Corporation, Pubco and the Redeeming Holder may change the number of Redeemed Shares and/or the Redemption Date specified in such Redemption Notice to another number and/or date by mutual agreement signed in writing by each of them. Unless the Redeeming Holder has delivered a timely Retraction Notice as provided in Article III(C)2.b or has revoked or delayed a Redemption as provided in Article III(C)2.c, on the Redemption Date (to be effective immediately prior to the close of business on the Redemption Date) (A) the Redeeming Holder shall transfer and surrender the Redeemed Shares to the Corporation, free and clear of all liens and encumbrances, and (B) the Corporation, either itself or through its appointed transfer agent, shall transfer to the Redeeming Holder the consideration to which the Redeeming Holder is entitled under Article III(C)2.b, provided that, if such Class B Common Shares are certificated, the Corporation, either itself or through its appointed transfer agent, shall issue to the Redeeming Holder a certificate for a number of Class B Common Shares equal to the difference (if any) between the number of Class B Common Shares evidenced by the certificate surrendered by the Redeeming Holder pursuant to clause (B) of this Article III(C)2.a and the Redeemed Shares.

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b. In exercising its Redemption Right, a Redeeming Holder shall be entitled to receive the Share Settlement (defined below) or the Cash Settlement (defined below); provided that the Corporation shall have the option to select whether the redemption payment is made by means of a Share Settlement or a Cash Settlement. Within three Business Days of delivery of the Redemption Notice, the Corporation shall give written notice (the “Contribution Notice”) to Pubco (with a copy to the Redeeming Holder) of its intended settlement method; provided that if the Corporation does not timely deliver a Contribution Notice, the Corporation shall be deemed to have elected the Share Settlement method. If the Corporation elects the Cash Settlement method, the Redeeming Holder may retract its Redemption Notice by giving written notice (the “Retraction Notice”) to the Corporation (with a copy to Pubco) within two Business Days of delivery of the Contribution Notice. The timely delivery of a Retraction Notice shall terminate all of the Redeeming Holder’s, Corporation’s, and Pubco’s rights and obligations under this Article III(C)2 arising from the Redemption Notice.

c. In the event the Corporation elects a Share Settlement in connection with a Redemption, a Redeeming Holder shall be entitled to revoke its Redemption Notice or delay the consummation of a Redemption if any of the following conditions exists: (i) any registration statement pursuant to which the resale of the Pubco Shares to be registered for such Redeeming Holder at or immediately following the consummation of the Redemption shall have ceased to be effective pursuant to any action or inaction by the Canadian Securities Exchange or any other Governmental Entity having jurisdiction over the Pubco Shares or no such resale registration statement has yet become effective; (ii) if the Redemption is conditional on the resulting Pubco Shares being qualified for distribution under a prospectus on terms which Pubco has agreed, Pubco shall have failed to cause such prospectus to be filed and receipted by the applicable securities regulatory authorities in accordance with the conditions to the Redemption; (iii) Pubco shall have exercised its right to defer, delay or suspend the filing or effectiveness of a registration statement and such deferral, delay or suspension shall affect the ability of such Redeeming Holder to have its Pubco Shares registered at or immediately following the consummation of the Redemption; (iv) Pubco shall have disclosed to such Redeeming Holder any material non-public information concerning Pubco, the receipt of which could reasonably be determined to result in such Redeeming Holder being prohibited or restricted from selling Pubco Shares at or immediately following the Redemption without disclosure of such information (and Pubco does not permit disclosure); (v) any stop order or cease trade order relating to the Pubco Shares shall have been issued by the Canadian Securities Exchange or any other applicable exchange or an applicable securities regulatory authority; (vi) there shall have occurred a material disruption in the securities markets generally or in the market or markets in which the Pubco Shares is then traded; (vii) there shall be in effect an injunction, a restraining order or a decree of any nature of any Governmental Entity that restrains or prohibits the Redemption; (viii) the Redemption Date would occur three Business Days or less prior to, or during, a Black-Out Period; provided further, that in no event shall the Redeeming Holder seeking to revoke its Redemption Notice or delay the consummation of such Redemption and relying on any of the matters contemplated in clauses (i) through (viii) above have controlled or intentionally materially influenced any facts, circumstances, or persons in connection therewith (except in the good faith performance of his or her duties as an officer or director of Pubco) in order to provide such Redeeming Holder with a basis for such delay or revocation. If a Redeeming Holder delays the consummation of a Redemption pursuant to this Article III(C)2.c, the Redemption Date shall occur on the fifth Business Day following the date on which the conditions giving rise to such delay cease to exist (or such earlier day as the Corporation, Pubco and such Redeeming Holder may agree in writing).

d. The number of Pubco Shares or the Redeemed Share Equivalent that a Redeeming Holder is entitled to receive under Article III(C)2.b (through a Share Settlement or Cash Settlement, as applicable) shall not be adjusted on account of any dividends previously paid with respect to Pubco Shares.

e. In the event of a reclassification or other similar transaction as a result of which the Pubco Shares are converted into another security, then in exercising its Redemption Right a Redeeming Holder shall be entitled to receive the amount of such security that the Redeeming Holder would have received if such Redemption Right had been exercised and the Redemption Date had occurred immediately prior to the record date (or effective date in the event there is no associated record date) of such reclassification or other similar transaction.

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f. Exchange Right of Pubco.

i. Notwithstanding anything to the contrary in this Article III, the Corporation may, in its sole and absolute discretion, assign to Pubco, on the Redemption Date, the right to directly consummate the exchange of Redeemed Shares for the Share Settlement or Cash Settlement, as the case may be, through a direct exchange of such Redeemed Shares and such consideration between the Redeeming Holder and Pubco (a “Direct Exchange”). Upon such Direct Exchange pursuant to this Article III(C)2.f, Pubco shall acquire the Redeemed Shares and shall be treated for all purposes as the owner of such Redeemed Shares.

ii. The Corporation may, at any time prior to a Redemption Date, deliver written notice (an “Exchange Election Notice”) to Pubco and the Redeeming Holder setting forth its election to assign to Pubco its right to consummate a Direct Exchange; provided that such election does not prejudice the ability of the parties to consummate a Redemption or Direct Exchange on the Redemption Date. An Exchange Election Notice may be revoked by the Corporation at any time; provided that any such revocation does not prejudice the ability of the parties to consummate a Redemption or Direct Exchange on the Redemption Date. The right to consummate a Direct Exchange in all events shall be exercisable for all the Redeemed Shares that would have otherwise been subject to a Redemption. Except as otherwise provided by this Article III(C)2.f.ii, a Direct Exchange shall be consummated pursuant to the same timeframe and in the same manner as the relevant Redemption would have been consummated if the Corporation had not delivered an Exchange Election Notice.

g. Notwithstanding anything to the contrary, in accordance with Section 402(c) of the California Corporations Code, the Class B Common Shares may not be issued or redeemed unless the Corporation at the time has outstanding Class A Common Shares.

3. Dividend Rights. The holders of Class B Common Shares, together with holders of Class A Common Shares on a pro-rata basis, shall be entitled to receive, when and as declared by the Board of Directors, out of any assets of the Corporation legally available therefor, such dividends as may be declared from time to time by the Board of Directors.

4. Liquidation. Upon the dissolution or liquidation of the Corporation, whether voluntary or involuntary, holders of Class B Common Shares, together with holders of Class A Common Shares on a pro-rata basis, will be entitled to receive all assets of the Corporation available for distribution to its stockholders.

5. Definitions. As used in these Restated Articles:

a. “Black-Out Period” means any “black-out” or similar period under Pubco’s policies covering trading in Pubco’s securities to which the applicable Redeeming Holder is subject, which period restricts the ability of such Redeeming Holder to immediately resell Pubco Shares to be delivered to such Redeeming Holder in connection with a Share Settlement.

b. “Business Day” means any day other than a Saturday or a Sunday or a day on which the principal securities exchange on which the Pubco Shares are traded or quoted is closed or banks located in Toronto, Ontario, Canada or Los Angeles, California generally are authorized or required by law to close.

c.“Cash Settlement” means immediately available funds in U.S. dollars in an amount equal to the Redeemed Shares Equivalent.

d. “Closing Date” means the date on which the business combination among Pubco, the Corporation and MM Enterprises USA, LLC is completed.

e. “Governmental Entity” means (a) the United States of America, (b) any other sovereign nation, (c) any state, province, district, territory or other political subdivision of (a) or (b) of this definition, including any county, municipal or other local subdivision of the foregoing, or (d) any entity exercising executive, legislative, judicial, regulatory or administrative functions of government on behalf of (a), (b) or (c) of this definition.

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f. “Permitted Transfer” means a transfer pursuant to (i) a Redemption in accordance with Article III(C)2 hereof, (ii) a transfer by a shareholder to Pubco or any of its subsidiaries including the Corporation; (iii) a transfer by any shareholder to such shareholder’s spouse, any lineal ascendants or descendants or trusts or other entities in which such shareholder or shareholder’s spouse, lineal ascendants or descendants hold (and continue to hold while such trusts or other entities hold Class A Common Shares or Class B Common Shares) 50% or more of such entity’s beneficial interests; (iv) the laws of descent and distribution, (v) a transfer to a partner, shareholder, member or affiliated investment fund of such shareholder, and (vi) a transfer to any other shareholder of the Corporation.

g. “Pubco” means MedMen Enterprises Inc., a corporation existing under the laws of British Columbia, and any successors thereto.

h. “Pubco Share” means an issued and outstanding share of capital stock of Pubco defined as a “Class B Subordinate Voting Share” under the Notice of Articles and Articles of Pubco.

i. “Redeemed Shares Equivalent” means the product of (a) the Share Settlement, and (b) the Share Redemption Price.

j. “Share Redemption Price” means the volume weighted average price for a Pubco Share on the principal securities exchange on which the Pubco Shares are traded or quoted, as reported by Bloomberg, L.P., or its successor, for each of the five consecutive full Trading Days ending on and including the last full Trading Day immediately prior to the Redemption Date, subject to appropriate and equitable adjustment for any stock splits, reverse splits, stock dividends or similar events affecting the Pubco Shares. If the Pubco Shares no longer trade on a securities exchange or automated or electronic quotation system, then the Corporation shall determine the Share Redemption Price in good faith.

k. “Share Settlement” means a number of Pubco Shares equal to the number of Redeemed Shares.

l. “Trading Day” means a day on which the principal securities exchange on which the Pubco Shares are traded or quoted is open for the transaction of business (unless such trading shall have been suspended for the entire day).

ARTICLE IV

The Corporation shall at all times reserve and keep available out of its authorized but unissued shares or other securities of each class, the number of shares or securities of such class required to be available for issuance pursuant to these Restated Articles; provided that nothing contained herein shall be construed to preclude the Corporation from satisfying its obligations in respect of any such issuance by delivery of Class A Common Shares or Class B Common Shares which are held in the treasury of the Corporation.

ARTICLE V

These Restated Articles may be amended or modified with the consent of the Board of Directors and the written consent or affirmative vote of the holders of a majority of the then outstanding Common Shares.

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ARTICLE VI

No holder of any of the shares now or hereafter issued by the Corporation may transfer, and the Corporation shall not register the transfer of, any interest (legal or beneficial) in any shares of the Corporation, whether by sale, transfer, assignment, pledge, encumbrance, gift, bequest, appointment or otherwise, whether with or without consideration and whether voluntary or involuntary or by operation of law, without the prior written consent of the Board of Directors, which consent may not be unreasonably withheld, except as a Permitted Transfer. Without limiting the generality of the forgoing, the Board of Directors may withhold its consent to a transfer in instances where a proposed transfer would violate applicable law, including securities laws.

ARTICLE VII

No holder of any of the shares now or hereafter issued by the Corporation is entitled as a matter of right to subscribe for or acquire any part of the unissued or treasury shares of the Corporation of any class whatsoever or to subscribe for or acquire any additional shares, whether common, preferred, or of any other class, to be issued by reason of any increase in the authorized capital of the Corporation, or to subscribe for or acquire any securities convertible into such shares or carrying a right to subscribe to or acquire such shares. Any and all such unissued shares, treasury shares, such additional authorized issue of new shares and such securities convertible into or carrying a right to subscribe for or acquire shares may be issued, allotted, and disposed of to such persons and for such lawful consideration and upon such terms as the Board of Directors may deem advisable and in the best interests of the Corporation.

ARTICLE VIII

(A) Limitation of Director Liability. The liability of the directors of this Corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

(B) Indemnification of Agents. This Corporation is authorized to provide indemnification of agents (as defined in Section 317 of the Code) through bylaw provisions, agreements with the agents, vote of shareholders or disinterested directors, or otherwise in excess of the indemnification otherwise permitted by Section 317 of the Code, subject only to applicable limits set forth in Section 204 of the Code with respect to actions for breach of duty to the Corporation and its shareholders.

(C) Subsequent Amendment. No amendment, termination or repeal of this article or relevant provisions of the Code or any other applicable laws shall affect or diminish in any way the rights of any agent (as that term is defined in Section 317 of the Code) to indemnification under the provisions hereof in connection with any action or proceeding arising out of, or relating to, any actions, transactions or facts occurring prior to the final adoption of such amendment, termination or repeal.

(D) Subsequent Legislation. If the Code or any other applicable law is amended after approval by the shareholders of this article to further expand the indemnification permitted to directors or officers of the Corporation, then the Corporation shall indemnify such person to the fullest extent permissible under the Code or other applicable law, as so amended.

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